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                                                                  EXHIBIT 23g(i)

                               CUSTODIAN AGREEMENT

                                     BETWEEN

                              WT INVESTMENT TRUST I

                                       AND

                            WILMINGTON TRUST COMPANY

                          DATED AS OF NOVEMBER 1, 1999

                      AS AMENDED AS OF SEPTEMBER 17, 2003

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                                TABLE OF CONTENTS

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                                                                                                  PAGE
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I.    Employment of Custodian and Property to be Held by It...................................      3
II.   Duties of the Custodian with Respect to Property of the Fund Held by the Custodian......      3
      A.    Holding Securities................................................................      3
      B.    Delivery of Securities............................................................      4
      C.    Registration of Securities........................................................      5
      D.    Bank Accounts.....................................................................      5
      E.    Payments for Shares...............................................................      6
      F.    Investment and Availability of Federal Funds......................................      6
      G.    Collection of Income..............................................................      6
      H.    Payment of Fund Moneys............................................................      7
      I.    Liability for Payment in Advance of Receipt of Securities Purchased...............      8
      J.    Payments for Repurchases or Redemptions of Shares of the Fund.....................      8
      K.    Appointment of Agents.............................................................      8
      L.    Deposit of Fund Assets in Securities Systems......................................      9
      M.    Segregated Accounts for FCMs......................................................     10
      N.    Ownership Certificates for Tax Purposes...........................................     10
      O.    Proxies...........................................................................     11
      P.    Communications Relating to Fund Portfolio Securities..............................     11
      Q.    Proper Instructions...............................................................     11
      R.    Actions Permitted Without Express Authority.......................................     12
      S.    Evidence of Authority.............................................................     12
III.  Duties of Custodian With Respect to Books of Account and Calculation of Net Asset
        Value and Net Income..................................................................     12
IV.   Records.................................................................................     13
V.    Opinion of Fund's Independent Accountant................................................     13
VI.   Reports to Fund by Independent Public Accountants.......................................     13
VII.  Compensation of Custodian...............................................................     13
VIII. Responsibility of Custodian.............................................................     14
IX.   Effective Period, Termination and Amendment.............................................     14
X.    Successor Custodian.....................................................................     15
XI.   Interpretive and Additional Provisions..................................................     16
XII.  Trustees................................................................................     16
XIII. Delaware Law to Apply...................................................................     16
XIV.  Limitation of Shareholder Liability.....................................................     16
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                               CUSTODIAN AGREEMENT

         This Agreement between WT Investment Trust I, a Delaware business trust, (hereinafter called the "Fund"), and Wilmington Trust Company, a Delaware corporation, (hereinafter called the "Custodian"),

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

I.       EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Agreement and Declaration of Trust. The Fund agrees to deliver to the Custodian all domestic securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all domestic securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian. The Custodian understands that it is not expected to provide custody services as described in this Agreement for foreign securities and any cash designated by the Fund's investment advisers for investment in foreign securities.

         The Custodian may from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Fund, and provided that the employment of any sub-custodian shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

         The Fund may from time to time issue separate series or portfolios. The Custodian shall identify to each such portfolio the property belonging to such portfolio in the reports, confirmations and notices to the Fund called for under this Agreement and shall identify the portfolio to which such report, confirmation or notice pertains.

II. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN

         A. HOLDING SECURITIES

         The Custodian shall hold, earmark and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than foreign securities that are held by another custodian and securities which are maintained pursuant to Section L of this Article II, in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities Systems."

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         B. DELIVERY OF SECURITIES

         The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

         (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section L hereof;

         (4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

         (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         (6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name of nominee name of any agent appointed pursuant to Section K of this Article II or into the name or nominee name of any sub-custodian appointed pursuant to Article I; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         (7) To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures, as the Fund from time to time shall approve, to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

         (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

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         (9)      In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         (10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

         (11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund against receipt of amounts borrowed;

         (12) Upon receipt of instructions from the transfer agent for the Fund, for delivery to such transfer agent or to holders of shares in connection with distributions in kind in satisfaction of requests by holders of shares for repurchase or redemption; and

         (13) For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

         C. REGISTRATION OF SECURITIES

         Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund, or in the name of any nominee of the Fund, or of any nominee of the Custodian, provided the Custodian maintains a mechanism for identifying all securities belonging to the Fund, wherever held or registered, or in the name or nominee name of any agent appointed pursuant to Sections K of Article II hereof or in the name or nominee name of any sub-custodian appointed pursuant to
         Article I. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form.

         D. BANK ACCOUNTS

         The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject

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         to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         E. PAYMENT FOR SHARES

         The Custodian shall receive from the distributor of the Fund's Shares or from the transfer agent of the Fund (the "Transfer Agent") and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of cash payments for Shares of the Fund.

         F. INVESTMENT AND AVAILABILITY OF FEDERAL FUNDS

         Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties,

         (1) invest in such instruments as may be set forth in such instructions, on the same day as received, all federal funds received after a time agreed upon between the Custodian and the Fund; and

         (2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

         G. COLLECTION OF INCOME

         The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuers, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall

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         detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

         H. PAYMENT OF FUND MONEYS

         Upon receipt of proper instructions, which may be continuing instructions then deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

         (1) Upon the purchase of securities for the account of the Fund, but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section C of Article II hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section L of Article II hereof or; (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities and (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Fund;

         (2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section B of
                  Article II hereof;

         (3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section J of Article II hereof;

         (4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, dividend disbursements, taxes, trade association dues, advisory, administration, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         (5) For the payment of any dividends declared pursuant to the governing documents of the Fund; and

         (6) For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees of the Fund signed by an officer of the Fund and

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                  certified by its Secretary or an Assistant Secretary,
                  specifying the amount of such payment, setting forth the purpose for which such payment is to be made declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

         I. LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES

         In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with The Federal Reserve Bank of Philadelphia or the safe-keeping receipt and (ii) the repurchase agreement, provided that such written evidence or documents are received prior to the close of business on the same day.

         J. PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND

         From such funds as may be available for the purpose but subject to the limitations of the Agreement and Declaration of Trust, By-laws and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

         K. APPOINTMENT OF AGENTS

         The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Article II as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

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         L. DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS

         The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and the rules and regulations of the SEC, if any, and subject to the following provisions:

         (1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

         (2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

         (3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities having been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

         (4) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article IX hereof;

         (5) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal

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                  accounting control and procedures for safeguarding securities deposited in the Securities System;

         (6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage. The Custodian shall be subject to the same liability with respect to all securities of the Fund, and all cash, stock dividends, rights and items of like nature to which the Fund is entitled, held or received by such securities systems as if the same were held or received by the Custodian at its own office.

         M. SEGREGATED ACCOUNTS FOR FCMs

         The Custodian may enter into separate custodial agreements with various Futures Commission Merchants ("FCMs") which the Fund uses (each, an "FCM agreement"), pursuant to which the Fund's margin deposits in certain transactions involving futures contracts and options on futures contracts will be held by the Custodian in accounts (each, an "FCM account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Fund ("FCM contract"), SEC rules governing such segregated accounts, CFTC rules and the rules of applicable securities or commodities exchange. Such custodial agreements shall only be entered into upon receipt of written instructions from the Fund which state that (a) a customer agreement between the FCM and the Fund has been entered into and (b) the Fund is in compliance with all the rules and regulations of the CFTC. Transfers of initial margin shall be made into an FCM account only upon written instructions; transfers of premium and variation margin may be made into an FCM account pursuant to Oral Instructions. Transfers of funds from an FCM account to the FCM for which the Custodian holds such an account may only occur upon certification by the FCM to the Custodian that pursuant to the FCM Agreement and the FCM Contract, all conditions precedent to its right to give the Custodian such instructions have been satisfied.

         N. OWNERSHIP CERTIFICATES FOR TAX PURPOSES

         The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other

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         payments with respect to securities of the Fund held by it and in connection with transfers of securities.

         O. PROXIES

         The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund's investment adviser (the "Adviser") such proxies, all proxy soliciting materials and all notices relating to such securities.

         P. COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES

         The Custodian shall transmit promptly to the Adviser all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Adviser all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Adviser desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Adviser shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

         Q. PROPER INSTRUCTIONS

         "Proper instructions" as used throughout this Article II means a writing signed or initialed by one or more person or persons in such manner as the Trustees shall have from time to time authorized. Each such writing shall set forth the transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees or the Fund accompanied by a detailed description of procedures approved by the Trustees, "proper instructions" may include communications effected directly between electro-mechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

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         R. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

         The Custodian may in its discretion, without express authority from the
         Fund:

         (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

         (2) surrender securities in temporary form for securities in definitive form;

         (3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

         (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees of the Fund.

         S. EVIDENCE OF AUTHORITY

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument of paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) an any determination or of any action by the Board of Trustees pursuant to the Agreement and Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian or written notice to the contrary.

III. DUTIES OF CUSTODIAN WITH RESPECT TO BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund and/or compute the daily net income of the Fund. If directed in writing to do so by the Fund, which direction shall be transmitted to the Custodian reasonably in advance of the date on which it is to act, the Custodian shall itself keep such books of account and/or compute such net asset value per share and/or compute the daily net income of the Fund and shall, upon such written direction, compute daily the Fund's interest received and accrued, short-term gains and losses realized upon sale of securities, long-term gains and losses realized upon sale of securities, and unrealized gains and losses on portfolio securities. If so instructed in writing, which written instructions shall be transmitted to the Custodian reasonably in advance of the date on which it is to act, the Custodian shall supply quotations for all portfolios securities of the Fund to the entity or entities appointed by

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the Board of Trustees to compute the net asset value per share of the outstanding shares of the Fund on each day on which such net asset value per share is to be computed under Article X, Section 3 of the Fund's Agreement and Declaration of Trust.

IV.      RECORDS

         The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

V.       OPINION OF FUND'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with respect to its activities hereunder in connection with the preparation of the Fund's Registration Statement on Form N-1A, as the Fund may from time to time request, and the Fund's form N-SAR or other annual or semi-annual reports to the SEC and with respect to any other requirements of such Commission.

VI.      RECORDS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

         The Custodian shall provide the Fund, at such times as the Fund may reasonable require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail as may reasonable be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state.

VII.     COMPENSATION OF CUSTODIAN

         The Fund shall compensate the Custodian as provided for in Schedule A hereto.

VIII.    RESPONSIBILITY OF CUSTODIAN

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonable believed by it to be genuine and to be signed by the proper party or parties.

         The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check may be set forth in a separate Agreement entered into between the Custodian and the Fund.

         The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or failures to act. The Fund shall indemnify the Custodian and hold it harmless from and against all claims, liabilities, and expenses (including attorneys' fees) which the Custodian may suffer or incur on account of being Custodian hereunder except such claims, liabilities and expenses arising from the Custodian's own negligence or bad faith. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor shall it be constructed to modify the standards of care and responsibility set forth in Article I hereof with respect to sub-custodians and in Section L(6) of Article II hereof with respect to Securities Systems.

         If the Fund required the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

IX.      EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under Section L of Article II hereof in the absence of receipt of an initial certificate from the Fund that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate reporting that the Trustees, as required by Rule 17f-4 under the 1940 Act have reviewed the use by the Fund of such Securities System; provided further, however, that the Fund shall not amend or terminate the Agreement in contravention of any applicable federal or state regulations, or any provision of the Agreement and Declaration of Trust, and further provided, that the Fund may at any time by action of its Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Agreement, the Fund shall reimburse the Custodian for those costs, expenses and disbursements that are due as of the date of such termination.

X.       SUCCESSOR CUSTODIAN

         If a successor custodian is appointed by the Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of the Fund then held by it hereunder. The Custodian shall also deliver to such successor custodian copies of such books and records relating to the Fund as the Fund and Custodian may mutually agree.

         If no such successor custodian is appointed, the Custodian shall, in like manner, upon receipt of the certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company doing business in Wilmington, Delaware, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

XI.      INTERPRETIVE AND ADDITIONAL PROVISIONS

         In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in writing signed by both parities and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Agreement and Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

XII.     TRUSTEES

         All references to actions of or by Trustees or herein shall require action by such Trustees acting as a board or formally constituted group and not individually.

XIII.    DELAWARE LAW TO APPLY

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Delaware.

XIV.     LIMITATION OF SHAREHOLDER LIABILITY

         The Custodian is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and if the liability relates to one or more portfolios, the obligation hereunder shall be limited to the respective assets of such portfolio or portfolios. The Custodian shall not seeks satisfaction of any such obligation from the shareholders or any shareholder of the Fund, nor shall the Custodian seek satisfaction of any such obligations from the Trustees or any individual Trustee of the Fund.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on behalf by its duly authorized representative as of the _____ day of September, 2003.

                                       WT INVESTMENT TRUST I

                                       By /s/ John R. Giles
                                          -----------------
                                          John R. Giles
                                          Vice President and Chief Financial
                                          Officer

                                       WILMINGTON TRUST COMPANY

                                       By /s/ Robert J. Christian
                                          -----------------------
                                          Robert J. Christian
                                          Executive Vice President and Chief
                                          Investment Officer

                                   SCHEDULE A

                          COMPENSATION OF THE CUSTODIAN

         For the services to be provided to the Fund pursuant to the attached Custodian Agreement, the Fund shall pay the Custodian an annual fee calculated based upon the average net assets of each series or portfolio of the Fund and payable monthly as follows:

1.  Asset Based Fees*

    A. Asset based fees, payable monthly and calculated daily, based on the average daily net assets of each Series of the Fund, investing in domestic securities, with the exception of Premier Money Market Series:

    0.015% of each Series' first $2 billion of average daily net assets; 0.125% of each Series' next $1 billion of average daily net assets; and 0.01% of each Series' average daily net assets in excess of $3 billion.

    B. Asset based fees, payable monthly and calculated daily, based on the average daily net assets of Premier Money Market Series, investing in domestic securities, only:

    0.009% of the first $200 million of average daily net assets; and 0.0075% of the average daily net assets in excess of $200 million.

    * The asset based fees for Prime Money Market Series, US. Government Series and Tax-Exempt Series will be paid by Rodney Square Management Corporation ("RSMC"). The asset based fees for all other Series f the Fund will be paid by the Fund.

2. With the exception of the Premier Money Market Series, the minimum monthly fee will be $1,000 per Series. The minimum monthly fee for Premier Money Market Series will be $500.